                                                                    Exhibit 23.3

                       CONSENT OF LORENTZEN AND STEMOCO AS

     We hereby consent to each reference to us and to the use of the statistical information supplied by us under the heading "Industry" in the Registration
Statement on Form F-1 of Arlington Tankers Ltd. Our role has been limited to providing such statistical data. With respect to such statistical data:

     o    some information in our database is derived from estimates or subjective judgments;

     o    the information in the database of other maritime data collection agencies may differ from the information in our database; and

     o    while we have taken reasonable care in the compilation of the statistical information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures and may accordingly contain errors.

                                               Lorentzen & Stemoco as

                                               /s/ Koroline Riis     10/20/2004
                                                   Koroline Riis
                                                   Consultant